Exhibit 99.1

QHSLab, Inc. Reports 32% Year-Over-Year Revenue Growth and Expanded Gross Margins in First Quarter 2025

•	Revenue increased 32% year-over-year to $645,419, driven by growth in ISP and Allergy Diagnostics
•	Gross margin expanded to 66.6%, reflecting improved product mix and operational efficiencies

WEST PALM BEACH, FL, May 15, 2025 (GLOBE NEWSWIRE) — QHSLab Inc. (the “Company”) (OTCQB: USAQ), a digital health company advancing personalized medicine through innovative population health screening and point of care diagnostic tools in primary care, today announced its financial results for the three months ended March 31, 2025.

Financial Highlights for Q1 2025:

•	Total revenue increased 32.1% to $645,419, compared to $488,587 in Q1 2024
•	Gross profit rose to $429,944, up from $286,158 in the prior-year period
•	Gross margin expanded to 66.6%, from 58.6% in Q1 2024

The strong year-over-year growth was driven by a diversified revenue base including:

•	A 28.0% increase in Integrated Service Program (ISP) revenue to $162,502
•	An 11.7% increase in Allergy Diagnostic Kit sales to $264,913
•	New revenue of $89,100 from the achievement of clinical study performance obligations

Revenue Breakdown	Q1 2025	Q1 2024	% Change
Allergy Diagnostics	$264,913	$237,066	+11.7%
ISP Services	$162,502	$127,004	+28.0%
Immunotherapy	$97,329	$86,325	+12.8%
Clinical Study	$89,100	–	New
Subscriptions	$9,285	$18,370	-49.5%
Shipping & Handling	$9,970	$9,959	–
Training & Other	$12,320	$9,863	+24.9%
Total	$645,419	$488,587	+32.1%

“We’re pleased to report strong top-line growth and a significant improvement in gross profitability for the first quarter,” said Troy Grogan, CEO of QHSLab. “Our multi-pronged revenue model is beginning to show the structural advantages we anticipated. As our integrated clinical services and diagnostics continue gaining traction in primary care, we’re focused on driving sustainable margin expansion and unlocking shareholder value.”

The increase in gross margin reflects a favorable product mix, operational synergies across the company’s core offerings, and increased revenue from high-margin services such as ISP and clinical research contracts. QHSLab expects continued variability in gross margin depending on timing and mix of new product introductions, customer profile, and negotiated pricing, but remains focused on achieving long-term profitability and scale.

For more information about QHSLab and our healthcare solutions, please visit www.qhslab.com.

About QHSLab, Inc.

QHSLab, Inc. (OTCQB: USAQ) is a medical device company providing digital healthcare solutions and point-of-care-diagnostic tests to primary care physicians. Digital healthcare allows doctors to assess patient responses quickly and effectively using advanced artificial intelligence algorithms. Digital healthcare can also remotely monitor patients’ vital signs and evaluate the effects of prescribed medicines and treatments on patients’ health through real-time data transferred from patient to doctor. QHSLab, Inc. also markets and sells point-of-care, rapid-response diagnostic tests used in the primary care practice. QHSLab, Inc.’s products and services are designed to help physicians improve patient monitoring and medical care while also increasing their revenues.

Forward-Looking Statements

Certain matters discussed in this press release are ‘forward-looking statements’ intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace, future revenues, future products, and potential future results and acquisitions are examples of such forward-looking statements. Forward-looking statements are generally identified by words such as ‘may,’ ‘could,’ ‘believes,’ ‘estimates,’ ‘targets,’ ‘expects,’ or ‘intends,’ and other similar words that express risks and uncertainties. These statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of the introduction of new products, the inherent discrepancy in actual results from estimates, projections, and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release. The Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Investor Relations Contact:

Brett Maas, Managing Principal, Hayden IR, LLC

brett@haydenir.com

646-536-7331

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